Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report Amendment of China Teletech Limited (the “Company”) on Form 10-Q/A for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yuan Zhao, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report Amendment on Form 10-Q/A for the period ending March 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report Amendment on Form 10-Q/A for the period ending March 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of China Teletech Limited.

Date: September 22, 2010	By:	/s/ Yuan Zhao
Yuan Zhao
Chief Financial Officer and Principal Accounting Officer